DEFA 14A

SCHEDULE 14A

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES

EXCHANGE ACT OF 1934 (AMENDMENT NO. ____)

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Registrant

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[_]       Preliminary Proxy Statement

[_]       Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[_]       Definitive Proxy Statement

[X]       Definitive Additional Materials

[_]       Soliciting Materials under Rule 14a-12

BNY Mellon Alcentra Global Multi-Strategy Credit Fund, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

(4) Proposed maximum aggregate value of transaction:

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[_]       Fee paid previously with preliminary materials.

[_]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0- 11(a)(2) and identify the filing for which the offsetting fee was paid previously.

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FROM THE OFFICE OF THE PRESIDENT

BNY MELLON ALCENTRA GLOBAL

MULTI-STRATEGY CREDIT FUND, INC.

c/o BNY Mellon Investment Adviser, Inc.

March 2, 2023

Dear Shareholder

As you are a valued shareholder of BNY Mellon Alcentra Global Multi-Strategy Credit Fund, Inc. (the “Fund”), I wanted to take this time to update you on the progress we have made regarding the proposal to permit Alcentra NY, LLC to continue to serve as sub-adviser for the Fund since our last notice to you on February 21, 2023. Since then, we have picked up 97,303 shares voted or 4.6% of the outstanding shares, leaving a need of 22,000 shares or 1.0% to reach the 50% threshold for shares voted in person or by proxy. The deadline to vote has been extended to March 15, 2023, at 11:59 p.m. Eastern Time for the adjourned meeting, which is now scheduled to be held at 4:00 p.m. Eastern Time on March 16, 2023.

At this point, based on the size of your investment, you are an integral part of getting the Fund to the 50% threshold, and we hope you can take a few moments and vote. Remember, we need participation, so a vote either FOR, AGAINST or ABSTAIN will help reach the 50% threshold. If you are unsure whether to vote FOR or AGAINST the proposal, a vote to ABSTAIN will help us achieve the 50% threshold.

We would greatly appreciate you acting on this matter now. Please also note that the Fund’s shareholder base is made up of hundreds of investors just like yourself, which makes your vote even more important no matter how many shares you own. Accordingly, your vote is critical to the approval of this proposal. Voting is easy and does not take a lot of time.

For further information about the new sub-advisory agreement with Alcentra NY, LLC that Fund shareholders are being asked to approve and the voting process or to obtain a copy of the Proxy Statement, you can go to https://im.bnymellon.com/proxy or you can call AST Fund Solutions, the Fund's proxy agent, at (877) 361-7968 between the hours of 9:00 a.m. and 10:00 p.m., Eastern Time, Monday through Friday and Saturday 10:00 a.m. to 6 p.m., Eastern Time.

We greatly appreciate your consideration and investment with the BNY Mellon Family of Funds.

Sincerely,

David DiPetrillo

President

BNY Mellon Family of Funds

OFFICIAL BUSINESS_ This document relates to an investment you own in the BNY Mellon Alcentra Global Multi-Strategy Credit Fund, Inc. through your financial intermediary and your rights as a shareholder of the Fund to vote on the proposal. We previously sent you proxy materials related to the proposal and are requesting that you please vote. Thank you.